October 14, 2025

U.S. Securities and Exchange Commission
100 F Street NE

Washington, D.C. 20549

Re: Founder Funds Trust

Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended File Nos. 333-288898 and 811-24107

Ladies and Gentlemen:

We serve as counsel to Founder Funds Trust (the 'Trust''}, a Delaware statutory trust organized under the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code (the "Delaware Act"), and registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act''), operating pursuant to Rule 6c-11 thereunder. This opinion relates to the Trust's Registration Statement on Form N-1A (together with exhibits, the "Registration Statement") and is provided in connection with the filing with the U.S. Securities and Exchange Commission (the "Commission") of a post-effective amendment under the Securities Act of 1933, as amended (the "Securities Act"), and an amendment under the 1940 Act (collectively, the "Amendment").

The Amendment addresses the registration of an indefinite number of shares of beneficial interest, without par value (the "Shares"), of Founder 100 ETF (the "Fund"}, a series of the Trust. Capitalized terms not defined herein have the meanings assigned in the Registration Statement.

In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, and such other records, certificates, and instruments as we deemed necessary or appropriate for purposes of this opinion:

(a)  the Certificate of Trust of the Trust, as filed with the Secretary of State of the State of Delaware, and a certificate of good standing with respect to the Trust, dated as of a recent date;

(b)  the Agreement and Declaration of Trust of the Trust, as amended and restated to date (the "Declaration of Trust");

(c)	the Bylaws of the Trust, as amended to date (the "Bylaws");

(d)  resolutions adopted by the Board of Trustees of the Trust (the "Board") authorizing, among other things, the establishment of the Fund as a series of the Trust, the issuance and sale of the Shares, the filing of the Registration Statement and the Amendment, and the approval of the forms of any relevant agreements material to the issuance of the Shares, including, without limitation, the investment advisory agreement, the administration agreement, the transfer agency and custody arrangements, the distribution agreement, and any agreements with one or more authorized participants relating to the issuance and redemption of Creation Units;

(e)	the printer's proof of the Registration Statement and the form of the Amendment;
(f)	certifications or representation letters of officers of the Trust; and

(g)  such other documents, records, certificates of public officials and other instruments as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons that are mentioned in the documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed the due authorization, execution and delivery of all documents by the parties thereto (other than the Trust to the extent expressly addressed herein), the continuing effectiveness of the Declaration of Trust, Bylaws and applicable resolutions of the Board, and that the Declaration of Trust and Bylaws will not be amended, and the resolutions will not be rescinded or amended, in any manner that would affect the opinions expressed herein prior to the issuance of the Shares.

For purposes of this opinion, we have further assumed that (i) the Registration Statement and the Amendment, and any supplements or post-effective amendments thereto, in the form examined by us will become effective under the Securities Act and be filed under the 1940 Act; (ii) the Shares will be issued and sold in compliance with the Securities Act, the 1940 Act and all applicable state securities ("blue sky") laws, and as described in the Registration Statement; (iii) the consideration received by the Trust for each Share will not be less than the net asset value per Share determined in accordance with the Registration Statement and applicable law at the time of issuance; (iv) the Shares will be issued and sold as described in the Registration Statement, including through transactions in Creation Units in accordance with Rule 6c-11 and any applicable listing standards of the national securities exchange on which the Shares are listed; (v) the Trust will remain duly formed, validly existing and in good standing under the Delaware Act; and (vi) no action will be taken by the Trust or the Fund in connection with the issuance or sale of the Shares that is inconsistent with the Declaration of Trust, the Bylaws, the resolutions of the Board or applicable law.

Based upon and subject to the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1.   The Trust is duly formed and validly existing as a statutory trust in good standing under the Delaware Act.

2.  The Shares, when issued and sold consistent with the manner described in the Registration Statement and the Amendment and in accordance with the Declaration of Trust, the Bylaws and the applicable resolutions of the Board, upon receipt by the Trust of consideration therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware Act and the laws of the State of Delaware that, in our experience, are normally applicable to opinions of this type. We express no opinion with respect to any other laws (including federal securities laws and regulations,, or any state securities or tax laws) or the laws of any other jurisdiction, nor do we express any opinion with respect to the effect of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors' rights generally, or general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief), whether considered in a proceeding in equity or at law. We do not express any opinion with respect to any provisions of the Declaration of Trust or Bylaws that may purport to waive or limit the rights of any person or to confer jurisdiction or venue on any court or other forum.

This opinion speaks only as of the date hereof and is based on our understanding of facts in existence and laws in effect on the date hereof. We undertake no obligation to advise you of any changes in facts or law subsequent to the date hereof that may affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference our firm's name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Practus, LLP

By: /s/ Christopher Hayes

Name: Christopher Hayes

Title: Partner